SMITH BARNEY AGGRESSIVE GROWTH FUNDS INC.
10F-3 REPORT
June 1, 1998 through August 31, 1998

													% of
				Trade							Purch.		Fund
Issuer				Date		Selling Dealer		Amount 	Price
	Issue

American Tower Systems		7/1/98		CS First Boston		$235,000	$23.50
		0.03%

Equant 				7/10/98		Morgan Stanley		   37,800
27.00		0.03